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                                                                  Exhibit 23



                          Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-322233, Form S-8 No. 333-05741, form S-8 No. 33-82794 and Form
S-8 No. 33-82790) pertaining to certain stock option plans of the Company, of our report dated February 12, 1999, with respect to the financial statements and schedule of CIMA LABS INC., included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                         /s/ Ernst & Young LLP


Minneapolis, Minnesota
March 30, 1999